UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
 FORM 8-K/A
___________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2021

___________________________________________________
Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
___________________________________________________

Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

Invesco Real Estate Income Trust Inc. (the “Company” or “INREIT”) previously filed a Current Report on Form 8-K, on January 5, 2022, disclosing the acquisition of a student housing property located in Tempe, Arizona (“Tempe Student Housing”).

This Amendment to the Current Report on Form 8-K, is being filed solely to provide the required audited statement of revenues and certain operating expenses under Rule 3-14 of Regulation S-X with respect to Tempe Student Housing acquired by the Company. Additionally, this report presents the required pro forma financial information reflecting the impact of the Tempe Student Housing acquisition on the Company. The Company qualified as a real estate investment trust for federal income tax purposes for the taxable year ended December 31, 2020, and intends to maintain such qualification. As such, the estimated taxable operations results are excluded from this report.

The Company’s results with respect to Tempe Student Housing may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in the Company’s Registration Statement on Form S-11 (File No. 333-254931), as amended and under Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired
Report of Independent Auditors
Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2021 (Unaudited) and for the Year Ended December 31, 2020
Notes to Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2021 (Unaudited) and for the Year Ended December 31, 2020

(b) Pro Forma Financial Information
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2021
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2021
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2020

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Invesco Real Estate Income Trust Inc.

Report on the Financial Statement

We have audited the accompanying statement of revenues and certain expenses of the property known as the Tempe Student Housing (“Property”) for the year ended December 31, 2020, and the related notes to the statement of revenues and certain expenses.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses, described in Note 2, of the Property for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ Marcum LLP
New York, NY
March 3, 2022

Tempe Student Housing
Statements of Revenues and Certain Expenses

$ in thousands	Nine Months Ended September 30, 2021 (Unaudited)	Year Ended December 31, 2020
Revenues
Rental revenue	$7,475	$9,983
Other revenue	172	129
Total revenues	7,647	10,112

Certain expenses
Operating expenses	1,768	2,085
Real estate taxes	709	917
Property management fee - related party	337	361
General and administrative	225	209
Total certain expenses	3,039	3,572

Revenues in excess of certain expenses	$4,608	$6,540

See accompanying notes to the statements of revenues and certain expenses.

Tempe Student Housing
Notes to the Statements of Revenues and Certain Expenses
For the Nine Months Ended September 30, 2021 (unaudited) and the Year Ended December 31, 2020
1. Organization and Description of Business

On December 29, 2021, Invesco Real Estate Income Trust Inc. (the “Company”) partnered with a third party unaffiliated with the Company through a consolidated joint venture (the “Tempe JV”) to purchase a 384-unit (833 beds), student housing facility at Arizona State University located in Tempe, Arizona that was built in 2017 (“Tempe Student Housing”) for $163.0 million, exclusive of closing costs. Concurrently with the acquisition, Tempe JV entered into a sale and leaseback transaction whereby Tempe JV sold Tempe Student Housing to an unaffiliated third party for $54.0 million and simultaneously entered into a finance lease agreement with the same unaffiliated third party to lease the property for a period of 104 years. The sale and leaseback of Tempe Student Housing is accounted for as a failed sale and leaseback because the lease is classified as a finance lease. Accordingly, the sale of Tempe Student Housing is not recognized and the proceeds received from the sale are accounted for as a financing obligation.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statements of revenues and certain expenses are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”). The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of SEC Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements of revenues and certain expenses are not representative of the actual results of operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and certain expenses expected to be incurred in the future operations of Tempe Student Housing, have been excluded. Such items include depreciation, amortization, income tax expense and interest expense.

The statements of revenues and certain expenses for the period from January 1, 2021 through September 30, 2021 are unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair statement of these statements of revenues and certain expenses for the nine months ended September 30, 2021 and the year ended December 31, 2020 on the basis described above have been included.

Revenue Recognition

Tempe Student Housing accounts for leases under Accounting Standards Codification 842, “Leases” in its statements of revenues and certain expenses.

Tempe Student Housing derives its revenue primarily from residential leases, which are accounted for as operating leases. Residential beds are rented generally under lease agreements with terms of 12 months. Rental revenue primarily consists of fixed contractual base rent arising from tenants’ respective leases. Revenue under operating leases that are deemed probable of collection is recognized as revenue on a straight-line basis over the non- cancellable term of the related leases. For leases that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off against rental income in the period of the change in the collectability determination.

Contracts may contain nonlease components (e.g., charges for utilities, parking rent and pet rent) in addition to lease components (i.e., monthly rental charges). Services related to nonlease components are provided over the same period of time as, and billed in the same manner as, monthly rental charges. Tempe Student Housing does not segregate the lease components from the nonlease components when accounting for operating leases. Since the lease component is the predominant component under each of these leases, combined revenues from both the lease and nonlease components are reported as rental revenues in the statements of revenues and certain expenses.

Tempe Student Housing also recognizes revenue when earned for new rental and non-related income not included as components of a lease, such as application fees, administrative fees, late fees, move- out/transfer, and lease termination fees, among others. These revenues are included in other revenue in the statements of revenues and certain expenses.

Expense Recognition

Property operating expenses represent the direct expenses of operating Tempe Student Housing and include costs that are expected to continue in the ongoing operations of Tempe Student Housing.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that in certain circumstances may affect the reporting and disclosure of revenues and certain expenses.
The extent to which the ongoing COVID-19 pandemic impacts our results will depend on future developments, many of which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19, future action plans and vaccination distribution and efficacy. Despite recent market rebounds across many asset classes, the ongoing COVID-19 pandemic has caused continued negative economic impacts, market volatility, and business disruption, which could negatively impact our tenants’ ability to pay rent, our ability to lease vacant space and our ability to undertake development and redevelopment projects. These consequences, in turn, could materially impact our results of operations. The estimates and assumptions underlying these financial statements are based on the information available as of September 30, 2021, including judgments about the financial market and economic conditions which may change over time.

3. Rental Revenue
The following table summarizes the components of rental revenues:

$ in thousands	Nine Months Ended September 30, 2021 (Unaudited)	Year Ended December 31, 2020
Residential rent(1)	$6,934	$9,346
Parking rent	304	410
Utilities recoveries	149	155
Commercial rent	80	67
Other rental income	8	5
	$7,475	$9,983
(1)Includes rental revenue from a master lease agreement with the Arizona State University. The initial lease of 328 beds provides a monthly rent of approximately $319,000 for the period from August 16, 2019 to July 31, 2020. The one-year extension option for 344 beds was exercised and the monthly rent for the period from August 14, 2020 to July 31, 2021 was approximately $348,000. The master lease expired on July 31, 2021 and was not subsequently extended.
4. Management Agreement

Tempe Student Housing was managed by an affiliate of the seller and the manager earned a management fee based on 3.75% of the gross income received from its operation and a construction management fee of 3.75% of the approved renovation costs. During the nine months ended September 30, 2021 and the year ended December 31, 2020, Tempe Student Housing incurred a property management fee of approximately $337,000 and $361,000, respectively. During the nine months ended September 30, 2021 and the year ended December 31, 2020, Tempe Student Housing did not incur any construction management fees.

Additionally, Tempe Student Housing was also obligated to reimburse the property manager for payroll related costs of certain employees directly responsible for managing Tempe Student Housing as well as other operating and general and administrative expenses. During the nine months ended September 30, 2021 and the year ended December 31, 2020, Tempe Student Housing incurred operating and general and administrative expenses of approximately $903,000 and $993,000, respectively, that were reimbursed to the property manager. These reimbursements, which also include payroll related costs, are included as a component of operating expenses in the statements of revenues and certain expenses.

5. Commitments and Contingencies

Tempe Student Housing is not involved in any material litigation nor, to management’s knowledge, was any material litigation threatened against Tempe Student Housing which if adversely determined could have a material adverse impact on Tempe Student Housing other than routine litigation arising in the ordinary course of business or litigation that is adequately covered by insurance.

6. Subsequent Events

Tempe Student Housing evaluated all events and transactions that occurred through March 3, 2022, the date these statements of revenues and certain expenses were available to be issued. No material subsequent events have occurred since September 30, 2021 that require recognition or disclosure.

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Financial Statements

The following pro forma consolidated financial statements of Invesco Real Estate Income Trust Inc., together with its consolidated subsidiaries (the “Company”), are based on the historical unaudited consolidated financial statements of the Company as of September 30, 2021, for the nine months ended September 30, 2021, and audited consolidated statement of operations for the year ended December 31, 2020, as adjusted to:

•Include the effects on the pro forma consolidated balance sheet of the following transactions that the Company has entered into subsequent to September 30, 2021:
•The acquisition of 98% consolidated equity interests in the joint venture (“Tempe JV”) that owns a student housing property comprised of 384 units (833 beds) (“Tempe Student Housing”) on December 29, 2021 for a purchase price of $163.7 million, including closing costs. Concurrently with the acquisition, Tempe JV entered into a sale and leaseback transaction whereby Tempe JV sold Tempe Student Housing to an unaffiliated third party for $54.0 million and simultaneously entered into a finance lease agreement with the same unaffiliated third party to lease the property for a period of 104 years. The sale and leaseback of Tempe Student Housing is accounted for as a failed sale and leaseback because the lease is classified as a finance lease. Accordingly, the sale of Tempe Student Housing is not recognized and the proceeds received from the sale are accounted for as a financing obligation. The acquisition was funded, in part, with proceeds from the issuance of 1,249,457 shares of Class N redeemable common stock to MassMutual and 208,429 shares of Class N common stock to an affiliate of the Company for a total of $44.3 million, in addition to $54.0 million in proceeds from the sale and leaseback transaction and $65.5 million mortgage loan due to mature on January 1, 2025.
•Include the unaudited results of operations for the nine months ended September 30, 2021 and audited results of operations for the year ended December 31, 2020 of the following real estate investments and investments in unconsolidated real estate entities from January 1, 2020 through the date of the Company’s acquisition of these investments:
◦A portfolio of 20 medical office buildings (the “Sunbelt Medical Office Portfolio) acquired through a joint venture with an affiliate. The Sunbelt Medical Office Portfolio was acquired through three separate transactions. On September 29, 2020, 13 medical office buildings (the “Sunbelt Medical Office Portfolio Tranche I”) were acquired. On December 23, 2020, five medical office buildings (the “Sunbelt Medical Office Portfolio Tranche II”) were acquired. On February 4, 2021, the remaining two medical office buildings (the “Sunbelt Medical Office Portfolio Tranche III”) were acquired;
◦A single tenant cold storage warehouse in Norwalk, CA (the “Excelsior Warehouse”) acquired on December 15, 2020;
◦A preferred membership interest on December 15, 2020 in San Simeon Holdings, LLC (“San Simeon Holdings”), a limited liability company that owns a multifamily property in Houston;
◦A single tenant cold storage warehouse in Pico Rivera, CA (the “Industry Warehouse”) acquired on December 23, 2020;
◦A single tenant office building (“Willows Facility”) in Seattle, Washington, acquired on December 30, 2020;
◦A multi-family property (“Cortona Apartments”) in St. Louis Missouri acquired on January 27, 2021, which was funded in part by a seven-year $45 million mortgage loan; and
◦A 98% equity interest in Tempe Student Housing in Tempe, Arizona acquired on December 29, 2021. Concurrently with the acquisition, Tempe JV entered into a sale and leaseback transaction whereby Tempe JV sold Tempe Student Housing to an unaffiliated third party for $54.0 million and simultaneously entered into a lease agreement with the same unaffiliated third party to lease the property for a period of 104 years. The sale and leaseback of Tempe Student Housing is accounted for as a failed sale and leaseback because the lease is classified as a finance lease. Accordingly, the sale of Tempe Student Housing is not recognized and the proceeds received from the sale are accounted for as a financing obligation.

The transactions and related transaction accounting adjustments are further described in the notes to the unaudited pro forma consolidated financial statements. For purposes of the unaudited pro forma consolidated balance sheet, the transactions have been assumed to occur on September 30, 2021. For purposes of the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, the transactions have been assumed to occur on January 1, 2020.
The following pro forma consolidated financial statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma consolidated financial statements should be read in conjunction with the condensed consolidated financial statements of the Company and notes included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and the audited consolidated financial statements of the Company and notes as of December 31, 2020 included in our Registration Statement on Form S-11 (File No. 333-254931). The adjustments to the unaudited pro forma consolidated financial statements are based on available information and assumptions that the Company considers reasonable. The unaudited pro forma consolidated financial statements are not necessarily indicative of (i) the Company’s financial position that would have actually existed had the transactions described above occurred on September 30, 2021, (ii) the results of operations that would have actually occurred had the transactions and asset acquisitions described above occurred on January 1, 2020 or (iii) the Company’s financial position or results of operations as of any future date or for any future period.

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Balance Sheet
As of September 30, 2021
(unaudited)

		Transaction Accounting Adjustments
$ in thousands	Invesco Real Estate Income Trust Inc. - Historical (A)	Tempe Student Housing Acquisition (B)	Invesco Real Estate Income Trust Inc. Pro Forma
Assets
Investments in real estate, net	$276,196	$159,367	$435,563
Investments in unconsolidated entities	99,494	—	99,494
Investments in real estate-related securities, at fair value	4,515	—	4,515
Intangible assets, net	21,430	4,397	25,827
Cash and cash equivalents	4,581	44,339	4,581
		(44,339)
Restricted cash	942	580	1,522
Other assets	9,301	—	9,301
Total assets	$416,459	$164,344	$580,803

Liabilities
Revolving credit facility	$89,500	$—	$89,500
Mortgage notes payable, net	96,857	64,746	161,603
Financing obligation, net	—	53,619	53,619
Due to affiliates	14,082	—	14,082
Accounts payable, accrued expenses and other liabilities	2,842	732	3,574
Total liabilities	203,281	119,097	322,378

Redeemable common stock	203,532	38,000	241,532

Equity
Preferred stock	41	—	41
Common stock	17	1	18
Additional paid in capital	24,716	6,338	31,054
Accumulated deficit and cumulative distributions	(16,259)	—	(16,259)
Total stockholders' equity	8,515	6,339	14,854
Non-controlling interests in consolidated joint ventures	1,131	908	2,039
Total equity	9,646	7,247	16,893
Total liabilities, redeemable common stock and equity	$416,459	$164,344	$580,803

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Balance Sheet
(unaudited)
NOTE 1 - PRO FORMA ADJUSTMENTS
The adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2021 are as follows:
(A)These amounts were derived from the Company’s historical consolidated balance sheet as of September 30, 2021.
(B)Reflects the acquisition of Tempe Student Housing for a purchase price of $163.7 million, inclusive of closing costs, which was financed in part by a $65.5 million seven-year mortgage and $54.0 million proceeds from a failed sale and lease transaction. Concurrently with the acquisition, we entered into a sale and leaseback transaction whereby we sold Tempe Student Housing to an unaffiliated third party for $54.0 million and simultaneously entered into a lease agreement with the same unaffiliated third party to lease the property back. The lease is for a period of 104 years, is considered a finance lease and requires an initial annual lease payment of $1.4 million, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Consumer Price Index for All Urban Consumers: All Items. The sale and leaseback of Tempe Student Housing is accounted for as a failed sale and leaseback because the lease is classified as a finance lease. Accordingly, the sale of Tempe Student Housing is not recognized and the proceeds received from the sale are accounted for as a financing obligation.
The acquisition of Tempe Student Housing is accounted for as an asset acquisition. Accordingly, the Company assesses the fair value of acquired tangible and intangible assets and liabilities (including land, buildings, tenant improvements, above-market and below-market leases, acquired in-place leases and, other identified intangible assets) and allocates the purchase price to the acquired assets and assumed liabilities based on their relative estimated fair values.
As part of the acquisition, the Company funded approximately $580,000 in escrow with the lender and assumed approximately $660,000 in liabilities, in addition to acquired below-market leases of approximately $72,000 shown in the table below.

In addition to the $65.5 million mortgage and the $54.0 million of proceeds from the financing obligation, the Company funded the acquisition of Tempe Student Housing by issuing 1,249,457 shares of Class N redeemable common stock to MassMutual and 208,429 shares of Class N common stock to an affiliate of the Company for a total of $44.3 million. MassMutual Class N shares are classified as redeemable common stock on the Company’s consolidated balance sheets.

The following transaction accounting adjustments are necessary to reflect the initial estimated allocation of the purchase price of the Tempe Student Housing. The allocation of the purchase price shown below is based on the Company's preliminary estimates and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

$ in thousands
Building and building improvements	$136,676
Land and land improvements	17,753
Furniture and fixtures	4,938
Investment in real estate	159,367
Lease intangibles	4,397
Acquired below-market lease liabilities	(72)
Total purchase price (1)	$163,692
(1)Includes acquisition-related costs.

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021
(unaudited)

		Transaction Accounting Adjustments
$ in thousands except share and per share amounts	Invesco Real Estate Income Trust Inc. - Historical (AA)	Tempe Student Housing Acquisition (BB)	Other Transaction Accounting Adjustments (CC)	Notes	Invesco Real Estate Income Trust Inc. Pro Forma
Revenues
Rental revenue	$7,315	$7,475	$418	(CC-1)	$15,215
			7	(CC-2)
Other income	268	172	23	(CC-1)	463
Total revenues	7,583	7,647	448		15,678
Expenses
Rental property operating	1,734	2,814	162	(CC-1)	4,641
			(69)	(CC-3)
General and administrative	3,033	225	16	(CC-1)	3,274
Performance participation interest - related party	2,237	—	—		2,237
Depreciation and amortization	4,979	—	2,507	(CC-4)	7,486
Total expenses	11,983	3,039	2,616		17,638
Other income (expense)
Income from unconsolidated real estate entities, net	1,686	—	66	(CC-5)	1,983
			231	(CC-6)
Income from real estate-related securities	83	—	—		83
Interest expense	(1,813)	—	(514)	(CC-7)	(4,397)
			(2,181)	(CC-8)
			111	(CC-9)
Total other income (expense), net	(44)	—	(2,287)		(2,331)
Net income (loss) attributable to Invesco Real Estate Income Trust Inc.	(4,444)	4,608	(4,455)		(4,291)
Dividends to preferred stockholders	(6)	—	—		(6)
Net income attributable to non-controlling interests in consolidated joint ventures	(4)	(92)	—		(96)
Net loss attributable to common stockholders	$(4,454)	$4,516	$(4,455)		$(4,393)

Loss per share:
Net loss per common share — basic and diluted	$(0.73)			(DD)	$(0.58)
Weighted average shares of common stock outstanding, basic and diluted	6,103,685			(DD)	7,561,572

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021
(unaudited)
NOTE 1 - PRO FORMA ADJUSTMENTS
The adjustments to the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2021, are as follows:

(AA)These amounts were derived from the Company's historical consolidated statement of operations for the nine months ended September 30, 2021.
(BB)Reflects the unaudited revenues and certain expenses from real estate operations of Tempe Student Housing for the nine months ended September 30, 2021.
(CC)Reflects (a) transaction accounting adjustments related to the historical statements of revenues and certain expenses of the Cortona Apartments and Tempe Student Housing as if the acquisition of these properties occurred on January 1, 2020, (b) transaction accounting adjustments related to the Company's share of income (loss) from equity method investments in Sunbelt Medical Office Portfolio Tranche III as if the Company had made these investments on January 1, 2020, (c) interest expense adjustments related to the Company's revolving credit facility, (d) interest expense adjustments related to Cortona Apartments' mortgage loan and (e) interest expense adjustments related to Tempe Student Housing’s mortgage loan and financing obligation.
(CC-1)The following table summarizes Cortona’s unaudited revenues and certain expenses for the period not already reflected in the Company’s historical statement of operations for the nine months ended September 30, 2021.

$ in thousands	For the Period from January 1, 2021 through January 26, 2021
Revenue	$418
Other revenue	23
Total revenues	441
Rental property operating expenses	162
General and administrative	16
Total expenses	178
Excess of revenues over expenses	$263
(CC-2)Reflects additional amortization of below-market lease intangibles of approximately $7,000 as if the acquisition of the Tempe Student Housing occurred on January 1, 2020.
(CC-3)Reflects a reduction of approximately $69,000 in the aggregate to property management fees based on management agreements with the respective property managers for the nine months ended September 30, 2021.
(CC-4)Reflects pro forma incremental depreciation and amortization expense related to Cortona Apartments and Tempe Student Housing, calculated on a straight line basis, based on the purchase price allocation and the estimated useful lives of the properties, as follows:

Description	Depreciable Life
Building	30 - 40 years
Building and land improvements	1 - 10 years
Furniture, fixtures and equipment	1 - 7 years
Lease intangibles	Over lease term
Leasehold improvements	Shorter of lease term or economic life of improvements

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021
(unaudited)
The Company amortizes acquired above-market and below-market leases as a decrease or increase to rental income, respectively, over the lives of the respective leases. Amortization of acquired in-place leases and leasing commissions is included as a component of depreciation and amortization.
For the nine months ended September 30, 2021, depreciation and amortization expense has been adjusted by $2.5 million, of which $4.2 million is related to Tempe Student Housing offset by a reduction to deprecation and amortization of $1.7 million for Cortona Apartments attributable to the acquired in-place lease intangible that was assumed to be fully amortized in 2020.
(CC-5)Reflects the Company’s share of the historical unaudited revenues and certain expenses of Sunbelt Medical Office Portfolio Tranche III for the period from January 1, 2021 to February 3, 2021, which is the period the assets were not owned by the Company. The Company accounts for its investment in the Sunbelt Medical Office Portfolio Tranche III using the equity method of accounting and therefore the Company’s 42.5% interest in the excess of revenues over certain expenses is reflected in income from unconsolidated real estate entities in the pro forma consolidated statement of operations. The following table summarizes the Sunbelt Medical Office Portfolio Tranche III’s statement of revenues and certain expenses for the periods not already reflected in the Company’s historical consolidated statement of operations for the nine months ended September 30, 2021.

$ in thousands	For the period from January 1, 2021 to February 3, 2021
Revenue	$324
Other revenue	1
Total revenues	325
Rental property operating expenses	169
General and administrative	1
Total expenses	170
Excess of revenues over expenses	$155
Company’s share of income from unconsolidated real estate entities	$66
(CC-6)Reflects the Company's share of the purchase accounting adjustments for the nine months ended September 30, 2021 as if the acquisition of the Sunbelt Medical Office Portfolio Tranche III occurred on January 1, 2020.

$ in thousands
Pro forma effect of adjustments on net income of Sunbelt Medical Office Portfolio Tranche III	$(102)
Company’s ownership interest in Sunbelt Medical Office Portfolio Tranche III	42.5%
Pro forma share of loss from Sunbelt Medical Office Portfolio Tranche III	$(43)
Less: Loss from Sunbelt Medical Office Portfolio Tranche III included in the Company’s historical consolidated statement of operations for the nine months ended September 30, 2021	(274)
Pro forma adjustment to income from unconsolidated real estate entities	$231
(CC-7)Reflects an adjustment to interest expense on Cortona Apartments' $45.0 million 7-year mortgage loan, which bears interest at the greater of (a) 2.65% and (b) LIBOR plus applicable spread of 2.40% as well as the amortization of the related financing costs. For the purposes of this pro forma, the Company assumed that the $45.0 million mortgage was funded as of January 1, 2020, net of approximately $621,000 in financing costs and bears the minimum interest rate of 2.65%.

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021
(unaudited)
(CC-8)Reflects an adjustment to interest expense on Tempe Student Housing’s leasehold mortgage and finance lease, including amortization of financing costs. The leasehold mortgage bears interest at (i) 1.75% plus (ii) 30-Day SOFR Average as published on the website of the Federal Reserve Bank of New York, as well as the amortization of the related financing costs. The lease requires an initial annual lease payment of $1.4 million, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Consumer Price Index for All Urban Consumers: All Items. For the purposes of this pro forma, the Company assumed that $65.5 million leasehold mortgage, net of approximately $754,000 in financing costs was funded as of January 1, 2020 and had a weighted average interest rate of 1.79%. The Company also assumed that the financing obligation as a result of a failed sale leaseback transaction of $54.0 million was funded as of January 1, 2020.
(CC-9)Reflects an adjustment to decrease interest expense on the incremental use of the revolving credit facility for the acquisition of Cortona Apartments. For the purposes of this pro forma, the Company assumed that the $45.0 million mortgage was funded as of January 1, 2020. Thus, the use of the revolving credit facility would have decreased by $19.0 million resulting in a decrease of interest expense of approximately $111,000.
(DD)Pro forma loss per share of common stock, basic and diluted, is calculated by dividing pro forma consolidated net loss allocable to the Company’s shareholders by the pro forma weighted average number of common shares outstanding. The total pro forma weighted average number of common shares for the nine months ended September 30, 2021, was calculated as follows:

Shares
Weighted average number of common shares for the nine months ended September 30, 2021	6,103,685
Number of common shares issued for the acquisition of Tempe Student Housing	1,457,887
Pro forma weighted average number of common shares outstanding	7,561,572

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(unaudited)

		Transaction Accounting Adjustments
$ in thousands except share and per share amounts	Invesco Real Estate Income Trust Inc. - Historical (AA)	Willows Facility Acquisition (BB)	Sunbelt Medical Office Portfolio Investment (CC)	Cortona Apartments Acquisition (DD)	Tempe Student Housing Acquisition (EE)	Aggregate Insignificant Acquisitions (FF)	Other Transaction Accounting Adjustments (GG)	Notes	Invesco Real Estate Income Trust Inc. Pro Forma
Revenues
Rental revenue	$36	$1,907	$—	$5,051	$9,983	$1,621	$110	(GG-1)	$18,708
Other income	—	—	—	128	129	—	—		257
Total revenues	36	1,907	—	5,179	10,112	1,621	110		18,965
Expenses
Rental property operating	15	318	—	1,588	3,363	339	(50)	(GG-2)	5,573
General and administrative	2,911	—	—	88	209	—	—		3,208
Depreciation and amortization	37	—	—	—	—	—	15,733	(GG-3)	15,770
Total expenses	2,963	318	—	1,676	3,572	339	15,683		24,551
Other income (expense)
Income (loss) from unconsolidated real estate entities, net	(120)	—	7,897	—	—	1,767	(8,097)	(GG-4)	1,447
Income from real estate-related securities	8	—	—	—	—	—	—		8
Interest income	1	—	—	—	—	—	—		1
Interest expense	(288)	—	—	—	—	—	(1,694)	(GG-5)	(6,164)
							(1,301)	(GG-6)
							(2,881)	(GG-7)
Total other income (expense), net	(399)	—	7,897	—	—	1,767	(13,973)		(4,708)
Net loss attributable to Invesco Real Estate Income Trust Inc.	(3,326)	1,589	7,897	3,503	6,540	3,049	(29,546)		(10,294)
Dividends to preferred stockholders	(1)	—	—	—	—	—	—		(1)
Net income attributable to non-controlling interests in consolidated joint ventures	—	—	—	—	(131)	—	—		(131)
Net loss attributable to common stockholders	$(3,327)	$1,589	$7,897	$3,503	$6,409	$3,049	$(29,546)		$(10,426)

Loss per share:
Net loss per common share — basic and diluted	$(5.80)							(HH)	$(1.64)
Weighted average shares of common stock outstanding, basic and diluted	573,892							(HH)	6,372,673

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(unaudited)
NOTE 1 - PRO FORMA ADJUSTMENTS
The adjustments to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2020, are as follows:
(AA)These amounts were derived from the Company's historical consolidated statement of operations for the year ended December 31, 2020.
(BB)Reflects the unaudited revenues and certain expenses of Willows Facility for the year ended December 31, 2020. The Company acquired the Willows Facility on December 30, 2020.
(CC)Reflects the Company’s share of the historical statement of revenues and certain expenses for the periods the assets were not owned by the Company which consists of (a) the Sunbelt Medical Office Portfolio for the nine months ended September 30, 2020 and (b) five properties for the period from October 1, 2020 through December 22, 2020 and (c) two properties for the period from October 1, 2020 through December 31, 2020. The Company accounts for its investment in the Sunbelt Medical Office Portfolio using the equity method of accounting and therefore the Company’s 42.5% interest in the excess of revenues over certain expenses is reflected in income from unconsolidated real estate entities in the pro forma consolidated statement of operations. The following tables summarize the Sunbelt Medical Office Portfolio’s statements of revenues and certain expenses for the periods not already reflected in the Company’s historical consolidated statement of operations for the year ended December 31, 2020.

$ in thousands	For the Period from January 1, 2020 through September 30, 2020	For the Period from October 1, 2020 through December 31, 2020	Total
Revenue	$24,981	$3,271	$28,252
Other revenue	91	40	131
Total revenues	25,072	3,311	28,383
Rental property operating expenses	8,128	1,453	9,581
General and administrative	183	36	219
Total expenses	8,311	1,489	9,800
Excess of revenues over expenses	$16,761	$1,822	$18,583
Company’s share of income from unconsolidated real estate entities	$7,123	$774	$7,897
(DD)Reflects the statement of revenues and certain expenses from real estate operations of the Cortona Apartments for the year ended December 31, 2020.

(EE)Reflects the statement of revenues and certain expenses from real estate operations of Tempe Student Housing for the year ended December 31, 2020.
(FF)Reflects (a) the addition of the historical revenues and certain expenses of the acquired Excelsior Warehouse and Industry Warehouse, for the period from January 1, 2020 through their respective acquisition dates, which are not included in the Company’s historical consolidated statement of operations for the year ended December 31, 2020 and (b) the Company’s income from its $13.8 million preferred membership interest in San Simeon Holdings for the period from January 1, 2020 through December 15, 2020, the date of investment. The equity interest in San Simeon Holdings yields a current pay rate of 6.00% as well as a preferred accrued return of 4.00% due upon redemption.

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(unaudited)

(GG)Reflects (a) transaction accounting adjustments related to the historical statements of revenues and certain expenses of the Willows Facility, Cortona Apartments, Excelsior Warehouse, the Industry Warehouse, and Tempe Student Housing as if the acquisition of these properties occurred on January 1, 2020, (b) transaction accounting adjustments related to the Company's share of income (loss) from equity method investments in Sunbelt Medical Office Portfolio and the San Simeon Holdings as if the Company had made these investments on January 1, 2020, (c) interest expense adjustments related to the Company's revolving credit facility (d) interest expense adjustments related to Cortona Apartments' mortgage loan and (e) interest expense adjustments related to Tempe Student Housing’s mortgage loan and finance obligation.
(GG-1)Reflects adjustments for the incremental revenues to the Company as if all properties were acquired on January 1, 2020:

$ in thousands
Straight-line rent adjustment	$53
Amortization of above- and below-market lease intangibles	57
Total adjustment	$110
(GG-2)Reflects a reduction of approximately $50,000 in the aggregate to property management fees based on management agreements with the respective property managers for the year ended December 31, 2020.
(GG-3)Reflects pro forma incremental depreciation and amortization expense, calculated on a straight line basis, based on the purchase price allocation and the estimated useful lives of the assets as follows:

Description	Depreciable Life
Building	30 - 40 years
Building and land improvements	1 - 10 years
Furniture, fixtures and equipment	1 - 7 years
Lease intangibles	Over lease term
Leasehold improvements	Shorter of lease term or economic life of improvements
The Company amortizes acquired above-market and below-market leases as a decrease or increase to rental income, respectively, over the lives of the respective leases. Amortization of acquired in-place leases and leasing commissions is included as a component of depreciation and amortization.
Depreciation and amortization expense have been adjusted in the amount of $15.7 million for the year ended December 31, 2020.
(GG-4)Reflects the Company's share of the purchase accounting adjustments for the year ended December 31, 2020 as if the acquisition of the Sunbelt Medical Office Portfolio occurred on January 1, 2020.

$ in thousands
Pro forma effect of adjustments on net loss of Sunbelt Medical Office Portfolio	$(19,521)
Company’s ownership interest in Sunbelt Medical Office Portfolio	42.5%
Pro forma share of loss from Sunbelt Medical Office Portfolio	$(8,296)
Less: Loss from Sunbelt Medical Office Portfolio included in the Company’s historical consolidated statement of operations for the year ended December 31, 2020	(199)
Pro forma adjustment to loss from unconsolidated real estate entities	$(8,097)

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2020
(unaudited)
(GG-5)Reflects an adjustment to interest expense for the difference in the amount of and timing of borrowings, the difference in the interest rates and for the difference in amortization of deferred financing costs under the revolving credit facility for the year ended December 31, 2020. For the purpose of this pro forma, the Company assumed that the $67.7 million borrowings under the revolving credit facility were all funded as of January 1, 2020 and bear an interest rate of 2.00%, which was the weighted average interest rate for the revolving credit facility as of December 31, 2020. Additionally, this adjustment includes an unused commitment fee of 20 basis points based on the $32.3 million pro forma unused balance of the revolving credit facility as of December 31, 2020.

$ in thousands
Difference in interest rates and interest period	$1,277
Amortization of the deferred financing costs associated with the revolving credit facility	417
$1,694
(GG-6)Reflects an adjustment to interest expense on Cortona Apartments' $45.0 million 7-year mortgage loan, which bears interest at the greater of (a) 2.65% and (b) LIBOR plus applicable spread of 2.40% as well as the amortization of the related financing costs. For the purposes of this pro forma, the Company assumed that the $45.0 million mortgage was funded as of January 1, 2020, net of $621,000 in financing costs and bears the minimum interest rate of 2.65%.
(GG-7)Reflects an adjustment to interest expense on Tempe Student Housing’s leasehold mortgage and finance lease. The leasehold mortgage bears interest at (i) 1.75% plus (ii) 30-Day SOFR Average as published on the website of the Federal Reserve Bank of New York, as well as the amortization of the related financing costs. The lease requires an initial annual lease payment of $1.4 million, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Consumer Price Index for All Urban Consumers: All Items. For the purposes of this pro forma, the Company assumed that $65.5 million leasehold mortgage, net of $754,000 in financing costs was funded as of January 1, 2020 and had a weighted average interest rate of 1.80%. The Company also assumed that $54.0 million of finance lease was funded as of January 1, 2020.
(HH)Pro forma loss per share of common stock, basic and diluted, are calculated by dividing pro forma consolidated net loss allocable to the Company’s shareholders by the pro forma weighted average number of common shares outstanding. The total pro forma weighted average number of common shares for the year ended December 31, 2020, was calculated as follows:

Shares
Number of common shares issued as of December 31, 2020	3,603,701
Number of common shares issued for the acquisition of Cortona Apartments	968,709
Number of common shares issued for the acquisition of Sunbelt Medical Office Portfolio Tranche III	342,376
Number of common shares issued for the acquisition of Tempe Student Housing	1,457,887
Pro forma weighted average number of common shares outstanding	6,372,673

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: March 7, 2022